Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Titan Pharmaceuticals, Inc., as amended and restated, of our report dated February 21, 1997 with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                         ERNST & YOUNG LLP

Palo Alto, California
December 12, 1997